EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration	Registration
Number	Form	Description of Registration Statement
333-118997	Form S-8	DATATRAK International, Inc. Amended and Restated 1996 Key Employees and Consultants Stock Option Plan

333-118998	Form S-8	DATATRAK International, Inc. Amended and Restated Outside Directors Stock Option Plan

333-90699	Form S-8	DATATRAK International, Inc. Amended and Restated 1996 Directors Stock Option Plan

333-127554	Form S-8	DATATRAK International, Inc. 2005 Omnibus Equity Plan

333-108439	From S-3	DATATRAK International, Inc. Common Stock

333-121993	Form S-3	DATATRAK International, Inc. Common Stock

of our reports dated February 13, 2006, with respect to the consolidated financial statements of DATATRAK International, Inc. and subsidiaries, DATATRAK International, Inc. and subsidiaries management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

ERNST & YOUNG LLP

Cleveland, Ohio
October 10, 2006